EXHIBIT (99)
Media Contacts:
Mary Eshet 704.383.7777
Christy Phillips-Brown 704.383.8178
Investor Contacts:
Alice Lehman 704.374.4139
Ellen Taylor 212.214.1904

Press Release Wednesday, July 9, 2008
WACHOVIA NAMES ROBERT K. STEEL CEO AND PRESIDENT
Wachovia provides update on expected second quarter results
CHARLOTTE, N.C. – Wachovia’s Board of Directors announced today that it has appointed Robert K. Steel, 56, who most recently served as Under Secretary for Domestic Finance for the U.S. Department of Treasury, as the company’s new Chief Executive Officer, President and member of the Board of Directors, effective immediately. Lanty Smith will continue in his role as Wachovia’s Chairman of the Board. All business unit and staff functions will report to Steel.
Smith, who has been serving as interim Chief Executive Officer and who led the Board’s search committee, said, “Bob is a distinguished and widely respected leader in the financial services sector whose vast experience and deep knowledge make him the ideal candidate to lead Wachovia. The Board is unanimous in its decision that Bob is the right person to provide sound leadership to build on Wachovia’s core strengths and successfully manage the company through the current environment as a strong and independent company. We are pleased to welcome Bob to Wachovia. I also want to thank Ben Jenkins for his service as Interim Chief Operating Officer; I have been very fortunate to have his counsel and support during my tenure as interim CEO. Ben will continue to serve as Vice Chairman and President of the General Bank and his strong leadership of this industry-leading franchise is extremely important today and in the future.”
Steel said, “I am honored to have the opportunity to lead Wachovia, one of the nation’s premier retail, brokerage, asset management and investment banking franchises. Clearly, there are challenges ahead in our current climate, but I am encouraged that most areas of the company continue to perform well, and this performance is a testament to the quality of Wachovia’s employees and the longstanding excellence of service to customers and clients. In Wachovia, I see an institution with great strengths. Under the leadership of the Board, the management team has recently been taking decisive actions to face current challenges head on, and I am delighted to have an opportunity to build on that progress. I look forward to working with a talented team companywide to restore value to Wachovia’s shareholders, promote transparency and continue delivering outstanding service to Wachovia’s customers.”
Smith continued, “The Board, the entire management team and I have conducted a thorough and candid assessment of our core businesses. As a result, we believe we have a clear picture of both the company’s fundamental strengths and challenges. We have taken important steps to improve Wachovia’s position in the face of an increasingly difficult environment. The Board and I are confident Bob will do an exceptional job leading Wachovia through these tough and turbulent times.”

Steel was appointed Under Secretary of the Treasury for Domestic Finance in October 2006. In that capacity, he served as the principal adviser to the Treasury Secretary on matters of domestic finance and led the Treasury Department’s activities with respect to the domestic financial system, fiscal policy and operations, governmental assets and liabilities, and related economic and financial matters.
He had a long and distinguished career at Goldman Sachs, from which he retired as a vice chairman in February 2004.  He joined Goldman Sachs in 1976 and served in the Chicago office until his transfer to London in 1986.  He became a partner in 1988. In London, he founded the firm’s Equity Capital Markets group for Europe and was extensively involved in privatization and capital raising efforts for European corporations and governments.  He later assumed the position as head of Equities for Europe.  In 1994, he relocated to New York and served as head of the Equities Division from 1998 to 2001.  In 1999, he joined the Management Committee.  Upon his retirement from Goldman Sachs, he assumed the position of advisory director for the firm and then senior director in December 2004. From February 2004 to September 2006, Steel served as a senior fellow at the Center for Business and Government at the John F. Kennedy School of Government at Harvard University.  He chairs Duke University’s Board of Trustees and he has previously served on the board of Barclays Bank.
Steel received his undergraduate degree from Duke University and his MBA from the University of Chicago.  He and his wife, Gillian, will relocate to Charlotte.
Smith also said, “We believe that at this time it is important to provide an update about Wachovia’s expected second quarter results which we will announce on July 22. Wachovia and the industry experienced continued deterioration in the mortgage and credit markets. While it was a difficult quarter, we are pleased that Wachovia’s capital and liquidity provide a solid foundation in the face of these challenges.”
Wachovia’s Update on Expected Second Quarter Results
Wachovia will announce its second quarter results on July 22, 2008. At that time, based on current estimates, Wachovia expects to report an after-tax loss available to common stockholders of $2.6 — $2.8 billion or $1.23 — $1.33 on a per share basis for the quarter, excluding goodwill impairment charges. Results were driven by higher provision expense, including $4.2 billion pre-tax to build loan loss reserves, $3.3 billion of which related to Wachovia’s former Pick-a-Pay loan product, higher legal costs related to several previously disclosed matters, the previously announced non-cash SILO charge of $855 million after-tax and modest market disruption losses. Wachovia currently expects to report a Tier One capital ratio of approximately 8.0% and an allowance for loan losses as a percent of loans of approximately 2.2%. Charge-offs for the quarter were approximately $1.3 billion or 1.10 percent of loans on an annualized basis, including approximately $500 million relating to the Pick-a-Pay portfolio and approximately $280 million relating to commercial real estate. Wachovia also currently expects to incur a goodwill impairment charge in the second quarter, the amount of which is still being determined. Although the goodwill impairment charge will further reduce reported GAAP earnings, it will be non-cash in nature and will not affect Wachovia’s liquidity or the company’s regulatory capital ratios. As part of its announcement of second quarter results, the company will provide additional information about current and future initiatives to rationalize its cost structure and further enhance the capital efficiency of its balance sheet, including reducing its mortgage exposure.
About Wachovia
Wachovia Corporation (NYSE:WB) is one of the nation’s largest diversified financial services companies, with assets of $808.9 billion as of March 31, 2008. Wachovia provides a broad range of retail banking and brokerage, asset and wealth management, and corporate and investment banking products and services to customers through 3,300 retail financial centers in 21 states from Connecticut to Florida and west to Texas and California, and nationwide retail brokerage, mortgage lending and auto finance businesses. Globally, clients are served in selected corporate and institutional sectors and through more than 40 international offices. Our retail brokerage operations under the Wachovia Securities brand name manage more than $1.1 trillion in client assets through 18,600 registered representatives in 1,500 offices nationwide. Online banking is available at wachovia.com; online brokerage products and services at wachoviasec.com; and investment products and services at evergreeninvestments.com.
Forward-Looking Statements
This news release contains various forward-looking statements. A discussion of various factors that could cause Wachovia Corporation’s actual results to differ materially from those expressed in such forward-looking statements is included in Wachovia’s filings with the Securities and Exchange Commission. In particular, we note that the information in the paragraph headed “Wachovia’s Update on Expected Second Quarter Results” is based on current estimates and remains subject to adjustment until Wachovia formally announces its second quarter earnings results on July 22, 2008.
Investor Conference Call
Wachovia Chairman Lanty Smith will introduce the new CEO and President Bob Steel in a conference call at 8:30 a.m. Eastern Daylight Savings Time on Thursday, July 10.
Teleconference Instructions: The telephone number for the conference call is 888-357-9787 for U.S. callers or 706-679-7342 for international callers. You will be asked to tell the answering coordinator your name and the name of your firm. Mention the conference Access Code: WB Investor.
Replay: Thursday, July 10 by 12:00 Noon EDT and continuing through 5 p.m. EDT Friday, Oct. 10 Replay telephone number is 706-645-9291; access code: 55567423.
Media Briefing Conference Call
Wachovia Chairman Lanty Smith and new CEO and President Bob Steel will host a conference call with members of the press at 9:30 a.m. Eastern Daylight Savings Time on Thursday, July 10.
Teleconference Instructions: The telephone number for the conference call is 1-800-728-0415 for U.S. callers or 706-634-7975 for international callers. You will be asked to tell the answering coordinator your name and the name of your media outlet. Mention the conference Access Code: 55557186.
Replay: Thursday, July 10 by 10:30 a.m. EDT and continuing through 5 p.m. EDT July 24. Replay telephone number is U.S. 1-800-642-1687 or International at 706-645-9291; access code: 55557186.
Investors seeking further information should contact the Investor Relations team: Alice Lehman at 704-374-4139 or Ellen Taylor at 704-383-1381. Media seeking further information should contact the Corporate Media Relations team: Mary Eshet at 704-383-7777 or Christy Phillips-Brown at 704-383-8178.